Exhibit 32.2

CERTIFICATION OF CFO PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Calibre Energy, Inc. (“Calibre”) on Form10-KSB for the quarter and year ending December 31, 2005 as filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2006 (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. §§ 1350 as adopted pursuant to §§ 906 of the Sarbanes-Oxley Act of 2002, to my knowledge based upon a review of the Report, that:

(3)  The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(4)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Calibre as of the dates and for periods presented as required by such Report.

/s/ O. Oliver Pennington, III
O. Oliver Pennington, III
Chief Financial Officer
March 30, 2006

This certification is provided pursuant to §§ 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Calibre or the certifying officer for purposes of §§ 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §§ 906 has been provided to Calibre and will be retained by it and furnished to the SEC or its staff upon request.